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                                                                    Exhibit 10.5

Avon Park                                                     November 14, 2000

                         CONTRACT FOR PURCHASE AND SALE


         THIS CONTRACT FOR PURCHASE AND SALE, made as of this 15th day of November, 2000, by and between FIRST UNION NATIONAL BANK, a national banking association, formerly known as First Union National Bank of Florida, whose address is 225 Water Street, 4th Floor, Attn: Corporate Real Estate, Jacksonville, Florida 32202 (the "Seller"), HEARTLAND NATIONAL BANK, a national banking association, whose address is 320 U.S. 27 North, Sebring, Florida 33870 (the "Purchaser"), and HUGHES & LANE PROFESSIONAL ASSOCIATION, attorneys, whose address is 4190 Belfort Road, Suite 351, Jacksonville, Florida 32216 (the "Escrow Agent").

                              W I T N E S S E T H:

         That, for and in consideration of the mutual covenants and agreements herein set forth, the Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller the real property described in Exhibit "A" annexed hereto (the "Property") on the terms and subject to the covenants and conditions set forth below. No personal property is included in this transaction.

                           1. PURCHASE PRICE AND METHOD OF PAYMENT

         The total purchase price for the Property is $175,000.00, payable as follows:

         (a) $15,000.00 paid to Escrow Agent simultaneously herewith as a deposit (the "Deposit").

         (b) The balance of $160,000.00 payable in cash at closing, subject to the adjustments and prorations set forth herein below.

                           2. CONVEYANCE

         (a) Seller agrees to convey the Property to Purchaser by special warranty deed, subject to the following matters:

                  (i) Taxes and assessments for the year of closing and subsequent years; and

                  (ii) Matters set forth on the title report to be provided pursuant to Section 3 herein below.

         (b) Revenue stamps required on the deed and the title insurance premium will be paid by Seller. The cost of recording the deed and any costs incurred in delivering the funds due at closing shall be paid by Purchaser.


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                           3. EVIDENCE OF TITLE

         Within fifteen (15) days from the date upon which the latter of the Seller and Purchaser has executed this Agreement (the "Effective Date"), Seller shall furnish to Purchaser, at Seller's expense, a commitment for title insurance issued by a nationally known title insurance company licensed to sell title insurance in the state of Florida, agreeing to insure the fee-simple title to the Property in the Purchaser upon recording of the deed from the Seller for the full amount of the purchase price under an ALTA owner's policy. The Purchaser shall, within ten (10) days after the receipt of such title commitment, notify the Seller of any matters of title which it finds objectionable. Seller shall have twenty (20) days' time in which to cure such objections to title, but shall not be obligated to spend any money or file suit to do so. IN the event Purchaser does not give notice of defects of title within such ten (10) day period, then title shall be considered acceptable. If Seller elects in its sole discretion not to cure or is unable to cure the defects during said twenty (20) day curative period, then Purchaser shall have ten (10) days after the expiration of the curative period within which to elect whether or not it will complete the purchase and accept title subject to title defects, or whether it will elect to terminate this Contract. If Purchaser elects to terminate this Contract pursuant to this section, Escrow Agent will forthwith return the Deposit to Purchaser, and all rights and obligations of the parties hereunder shall thereupon terminate.

                           4. SURVEY

         If the Purchaser desires a current survey of the Property, it may obtain one at its sole expense.

                           5.  AS-IS SALE

         PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED OR AS EXPRESSLY SET FORTH HEREIN), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, OR (C) THE COMPLIANCE OF OR BY THE PROPERTY OF ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY. PURCHASER AGREES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. AT CLOSING, PURCHASER AGREES TO EXECUTE AND DELIVER TO SELLER THE "HAZARDOUS MATERIALS RELEASE" ATTACHED HERETO AS EXHIBIT "B".*


* Seller has no knowledge of environmental contamination that exists on the property as of this date.


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                           6. INSPECTION PERIOD

         Purchaser shall have twenty (20) days from and after the Effective Date (the "Inspection Period") within which to inspect the Property, make soil and other environmental tests thereon and make other such investigations of the Property as it deems necessary. In making such inspections and investigations, Purchaser shall not interfere with the operations of Seller at the Property and shall indemnify and hold Seller harmless from damage to person or property caused by or arising from such inspections and/or investigations, such indemnity to include attorneys' fees at all trial and appellate levels. At or prior to the end of the Inspection Period, Purchaser shall notify Seller in writing as to whether it desires to go forward under this Agreement. Should Purchaser give notice that it has elected to purchase the Property, the Deposit shall become non-refundable and the parties shall proceed to closing as provided herein. Should Purchaser fail to furnish notification within the time specified, Purchaser shall be deemed to have accepted the Property, the Deposit shall become non-refundable and the parties shall proceed to closing as provided herein. Should Purchaser given notice at or prior to the expiration of the Inspection Period that it has elected not to purchase the Property, the Deposit shall be returned to the Purchaser, this Contract shall terminate and be of no further force and effect, and the parties hereto shall be relieved of any further obligation hereunder.*

                           7. SELLER'S REPRESENTATIONS

         Seller represents that it has full right and authority to enter into this Contract and sell the Property, and that, as of the date hereof, Seller has received no notices of violations by any governmental agency having jurisdiction over or affecting the Property. Seller makes no other representations or warranties.

                           8.       NOTICES

         Any notices required or permitted under this Contract shall be deemed delivered when mailed, postage prepaid by registered or certified mail, return receipt requested, or deposited with a reputable overnight courier service such as Federal Express, addressed to the respective parties at their addresses set forth in the heading of this agreement.

                           9.       CLOSING

         The closing shall take place at the offices of the Escrow Agent or, if the parties agree, by mail, on or before December 15, 2000. At closing, real estate taxes, rents, expenses and other proratable items will be prorated as of the date of closing, and possession of the Property will be delivered to Purchaser at closing. If the current year's tax assessment or millage is not available at the time of closing, prorations shall be based upon taxes for the preceding tax year. Taxes will be prorated taking into account the November discount.


* The Inspection Period will begin upon the delivery of a key to the building to the Purchaser.

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                           10.  DEFAULT BY PURCHASER

         If Purchaser fails to perform any of the covenants of this Contract, Seller shall have the right to all deposits made with Escrow Agent, and Escrow Agent shall pay over same to Seller. The moneys thus received shall be accepted by Seller as consideration for the execution of this Contract and in full settlement of any claims for damages (it being recognized by the parties that the amount of actual damages suffered by Seller for holding the Property off the market are impossible to determine and the amount of the deposits represent a good faith effort on the part of the parties to estimate such damages) and thereupon the parties hereto shall be relieved of all further obligations hereunder. Notwithstanding the foregoing, the Purchaser's indemnities contained in Section 6 hereof shall survive a termination and are not subject to the limitations of this section and Seller's rights under such indemnities shall not be limited to the deposits.

                           11.  DEFAULT BY SELLER

         If Seller fails to perform any of the covenants of this Contract, Purchaser shall have the option to (a) require the return of the Deposit to Purchaser on demand, or (b) to enforce this Contract by suit for specific performance of Seller's obligations hereunder. Seller shall have no other liability hereunder.

                           12.  PROVISIONS NOT TO SURVIVE CLOSING

         The provisions of this Contract shall merge into the deed, and no provisions shall survive the closing of this sales transaction.

                           13.  PERSONS BOUND

         This Contract shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

                           14.  ASSIGNMENT

         Purchaser shall not have the right to assign its rights under this Contract prior to closing without Seller's consent.

                           15.  BROKERAGE

         The parties represent to each other that they have not dealt with any real estate broker or agent in connection with this transaction other than Century 21 Advanced All Service Realty, Inc., the commissions of whom shall be paid by Seller pursuant to a separate agreement between the Seller and said broker, if and only if the transaction closes but not otherwise. Each party shall indemnify and hold the other harmless from any other claim or demand made by a broker or agent with respect to this transaction because of acts or omissions of such party.

                           16.  ESCROW AGENT

         Escrow Agent shall hold the Deposit in escrow and disburse it in accordance with the terms and conditions of this Agreement. In the event it is in doubt as to its duties or liabilities


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under this Agreement, the Escrow Agent may, in its sole discretion, continue to hold the Deposit until the parties mutually agree as to the disbursement thereof, or until the rights of the parties are determined in accordance with the Contract, or it may deliver the Deposit then held pursuant to this Agreement to the Clerk of the Circuit Court of Duval County, Florida, and upon notifying all parties concerned of such delivery, all liability on the part of the Escrow Agent shall fully cease and terminate, except to the extent of accounting for monies theretofore delivered out of escrow. In the event of any dispute between Purchaser and Seller wherein the Escrow Agent is made party or if Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover its attorneys' fees and costs incurred, said fees and costs to be charged and assessed against the non-prevailing party in any such dispute, but, if not paid by the non-prevailing party then the prevailing party shall pay such fees and costs with the right to recover from the non-prevailing party for such payment. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Purchaser or Sller of the Deposit, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent. Both Purchaser and Seller, jointly and severally, agree to indemnify and hold Escrow Agent harmless from all expenses, costs and damages incurred by Escrow Agent in connection with or as a result of its acting as Escrow Agent herein but excepting only such costs, expenses and damages as result from the willful breach or gross negligence of Escrow Agent. Both parties recognize and acknowledge that Escrow Agent has agreed to serve as Escrow Agent only as a convenience to both parties.

                           17.  RADON GAS NOTIFICATION

         Florida law requires that the following notice be given: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                           18.  FACSIMILE TRANSMISSION

         The parties agree that this Agreement may be transmitted between them by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed agreement containing the signatures (original or faxed) of all the parties is binding on the parties.


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         IN WITNESS WHEREOF, the parties hereto have executed this Contract for
Purchase and Sale as of the day and year first above written.

Signed, sealed and delivered          FIRST UNION NATIONAL BANK
in the presence of:

                                      By:
-----------------------------            ---------------------------------------
Witness                               Name:
                                           -------------------------------------
                                                      (please print)
                                      Its:
-----------------------------              -------------------------------------
Witness
                                                           "Seller"
-----------------------------         Signed by Seller on ______________, 2000
Name (please print)


Signed, sealed and delivered          HEARTLAND NATIONAL BANK
in the presence of:

                                      By:
-----------------------------            ---------------------------------------
Witness                               Name:
                                           -------------------------------------
                                                      (please print)
                                      Its:
-----------------------------             --------------------------------------
Witness
                                                           "Purchaser"
-----------------------------         Signed by Purchaser on ___________, 2000
Name (please print)


Signed, sealed and delivered          HUGHES & LANE PROFESSIONAL
in the presence of:                   ASSOCIATION


                                      By:
-----------------------------            ---------------------------------------
Witness                                  Edward W. Lane, III
                                         Its President

-----------------------------
Witness

                                                                "Escrow Agent"
-----------------------------
Name (please print)


         If payment is made by check it is subject to clearance.


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                                   EXHIBIT "A"

                               (Legal Description)

That portion of the East 1/2 of Tract B, Block 1, A REPLAT OF SECTION 2B, TOWNSHIP 33 SOUTH, RANGE 28 EAST, HIGHLANDS COUNTY, FLORIDA as recorded in Plat Book 3, page 63 of the Public Records of Highlands County, Florida: LESS that North 155 feet thereof; ALSO LESS, the right of way for Edgewood Road; AND LESS, the right of way for U.S. Highway 27, described as follows: Commence at the Northeast corner of Section 28, Township 33 South, Range 28 East, Highlands County, Florida; thence run West along the North boundary of Section 28 for
661.69 feet to the Northwest corner of the East 1/2 of the Northeast 1/4 of the Northeast 1/2 of said Section 28; thence South 00(degree)04'46" West along the West line of said East 1/2 of the Northeast 1/4 of the Northeast 1/4 for 1303.411 feet to the North right of way line of Castle Street; thence along said North right of way line the following course: run South 89(degree)55'50" East for 423.22 feet to the Point of Beginning; thence continue South 89(degree)59'50" East along said North right of way line for 126.00 feet; thence North 00(degree)12'52" East for 5.00 feet; thence North 83(degree)29'02" East for 35.24 feet; thence North 51(degree)25'52" East for 25.66 feet to the West right of way line of U.S. Highway 27; thence North 00(degree)12'52" East along said West Right of way line for 136.76 feet; thence North 88(degree)59'34" West for 181.58 feet; thence South 00(degree)00'26" West for 161.78 feet to the Point of Beginning.


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                                   EXHIBIT "B"

                           Hazardous Materials Release

         THIS RELEASE, dated this 15th day of November, 2000, made by HEARTLAND NATIONAL BANK (the "Purchaser").

                                    RECITALS:

         1. On the date hereof, FIRST UNION NATIONAL BANK (the "Seller"), has sold and conveyed to Purchaser certain real property located in Highlands County, Florida, more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Property"); and

         2. In connection with the acquisition of the Property from Seller, Purchaser has agreed to release Seller from any liability arising out of or in connection with the existence of certain hazardous materials which may exist on the Property; and

         3. For the purposes of this Release, the phrase "Hazardous Material" shall include any flammable or explosive materials; petroleum or petroleum products; oil; crude oil; natural gas or synthetic gas usable for fuel; radioactive materials; hazardous waste or substances or toxic waste or substances, including, without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic materials" or "toxic substances" under any applicable governmental enactments.

                  NOW THEREFORE, in consideration of the conveyance of the Property to Purchaser and for other good and valuable consideration, the receipt of which is acknowledged by Purchaser, Purchaser, on behalf of itself and its heirs, successors and assigns, except for Hazardous Materials which were placed or deposited on the Property by Seller from and after the date the Seller acquired the Property to the date hereof, hereby waives, releases, acquits and forever discharges Seller, its officers, directors, partners, shareholders, employees, agents, attorneys, representatives and any other person acting on behalf of Seller, and the successors and assigns of any of the preceding, of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Purchaser or any of its heirs, successors or assigns now has or which may arise in the future on account of or in any way related to or in connection with any past, present or future physical characteristic or condition of the Property, including, without limitation, any Hazardous Materials in, at, on, under or related to the Property, or any violation or potential violation of any governmental enactment applicable thereto.


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         THIS RELEASE has been executed as of the day and year first above written.

Signed, sealed and delivered in         HEARTLAND NATIONAL BANK
the presence of:
                                        By:
---------------------------------          -------------------------------------
Witness                                 Name:
                                             -----------------------------------
                                                        (please print)
                                        Its:
---------------------------------           ------------------------------------
Name (please print)


---------------------------------
Witness

---------------------------------
Name (please print)